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                                                                 EXHIBIT 3.2(a)


                           ACTION BY WRITTEN CONSENT

                           OF THE BOARD OF DIRECTORS

                          OF UGLY DUCKING CORPORATION

                           IN LIEU OF SPECIAL MEETING

                                  ------------
                                  May 29, 1996
                                  ------------


        Pursuant to Section 141 of the Delaware General Corporation Law, the undersigned, being the sole director of Ugly Duckling Corporation, a Delaware corporation (the "Corporation"), does hereby unanimously consent to the adoption of the following resolutions without the formality of convening a meeting of the Board of Directors, for and as the actions of the Corporation, as of the date set forth above.

Amendment to Bylaws

        RESOLVED, that the third paragraph Section 2.8, entitled "Nomination of Directors," is hereby amended in its entirety to read as follows:

        "No person shall be elected to the Board of Directors of this Corporation at an annual meeting of the stockholders, or at a special meeting called for that purpose, unless, with respect to a person nominated by a stockholder of the Corporation, a written notice of nomination of such person by the stockholder shall have been received by the Secretary of the Corporation not less than thirty (30) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given by the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
    (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (including the number of shares of stock of the Corporation owned beneficially or of record by such stockholder and the nominee or nominees) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would

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    have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected."

        RESOLVED, that the third paragraph of Section 2.9, entitled "Business at Annual Meetings," is hereby amended in its entirety to read as follows:

        "To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than thirty (30) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice of the date of the meeting is given by the Corporation, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or otherwise given."


        RESOLVED, that 3.7, entitled "Meetings by Means of Conference Telephone," is hereby amended in its entirety to read as follows:

        "Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting."

Effective Date.

        RESOLVED, that this consent shall be effective as of the day and year first above written.

                                                /s/ ERNIE C. GARCIA, II
                                                ------------------------------
                                                Ernest C. Garcia, II




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